UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report:           April 1, 1997
                (Date of earliest event reported)



                    Allen Organ Company
   (Exact name of registrant as specified in its charter)



      Pennsylvania                   0-275                23-1263194
(State or other jurisdiction     (Commission             (IRS Employer
   of incorporation)             File Number)          Identification No.)



150 Locust Street, P.O. Box 36, Macungie, Pennsylvania     18062-0036
   (Address of principal executive offices)                (Zip Code)



                            610-966-2200
          (Registrants telephone number, including area code)

Item 1-4  Not Applicable

Item 5    Other Events

The Allen Organ Company (NASDAQ - AORGB) today announced that they have purchased a 75% interest in Legacy Audio in exchange for $1,500,000 in cash.

Allen Organ is the worlds largest manufacturer of digital church organs which are sold to the institutional and home markets. Allen Organ also produces contract electronic assemblies and data communications equipment. The company's 1996 annual sales were $36.7 million.

Legacy Audio, Springfield, IL, was founded in 1983. The company is recognized as a premiere builder of high quality speaker cabinets for hi-fi stereo and home theater applications. The company's 1996 annual sales were $2.0 million.

This combination of Allen's manufacturing resources and advanced digital technology, along with Legacy's expertise in high-end audio technology, will enhance the capabilities of both companies.

Item 6-8  Not Applicable


                         Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ALLEN ORGAN COMPANY


Date:    April 1, 1997             STEVEN MARKOWITZ
                                   Steven Markowitz, President